                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                               BOCA RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              (Boca Resorts Logo)

                                                              September 21, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Boca Resorts, Inc. to be held at 11:00 a.m., Eastern Standard Time, on Monday, November 5, 2001, at the Museum of Art, William and Norma Horvitz Auditorium, One East Las Olas Blvd., Fort Lauderdale, Florida 33301.

     The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon. In addition, there will be a business report on the progress of Boca Resorts, Inc. and an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. ALTERNATIVELY, IF YOU ARE A REGISTERED STOCKHOLDER (THE STOCK CERTIFICATES FOR YOUR SHARES ARE REGISTERED IN YOUR OWN NAME) YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY AUTOMATED TELEPHONE RESPONSE, AS FURTHER INDICATED ON THE PROXY CARD. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Wayne Huizenga
                                          H. Wayne Huizenga
                                          Chairman of the Board

(Boca Resorts Logo)
                               BOCA RESORTS, INC.
                              501 EAST CAMINO REAL
                           BOCA RATON, FLORIDA 33432

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF BOCA RESORTS, INC.:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Boca Resorts, Inc. (the "Company") will be held at 11:00 a.m., Eastern Standard Time, on November 5, 2001, at the Museum of Art, William and Norma Horvitz Auditorium, One East Las Olas Blvd., Fort Lauderdale, Florida 33301 to consider and act on the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

          1. To elect directors to a term of office expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on September 11, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. ALTERNATIVELY, IF YOU ARE A REGISTERED HOLDER OF OUR STOCK YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY AUTOMATED TELEPHONE RESPONSE, AS FURTHER INDICATED ON THE PROXY CARD. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD L. HANDLEY
                                          Richard L. Handley
                                          Senior Vice President, Secretary and
                                          General Counsel

Boca Raton, Florida
September 21, 2001

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

                               BOCA RESORTS, INC.
                              501 EAST CAMINO REAL
                           BOCA RATON, FLORIDA 33432

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 2001

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Resorts, Inc. (the "Company"), for use at the 2001 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 11:00 a.m., Eastern Standard Time, on November 5, 2001, at the Museum of Art, William and Norma Horvitz Auditorium, One East Las Olas Blvd., Fort Lauderdale, Florida 33301.

     It is anticipated that this Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders will be mailed to stockholders of the Company on or about September 21, 2001.

RECORD DATE

     Only stockholders of record at the close of business on September 11, 2001 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 39,583,392 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and 255,000 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 10,000 votes, on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulative voting for directors.

     H. Wayne Huizenga, the Chairman of the Board, currently owns all of the shares of Class B Common Stock. Accordingly, Mr. Huizenga is able to control the outcome on the election of directors and other matters, which may properly come before the Company's stockholders for approval at the Annual Meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy (including a later-dated vote via Internet or telephone if you are a registered holder of Common Stock).

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting and will be counted in determining whether or not a quorum (50% of the outstanding shares) is present. A quorum is required to conduct business at the Annual Meeting.

VOTING REQUIREMENTS

     In order to be approved (and provided a quorum is present), any proposal that comes before the Annual Meeting must receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting with respect to such proposal. If you mark your proxy or vote instruction card "withhold authority" with respect to any Director or "abstain" with respect to any other proposal, you will effectively be voting against the election of such Director or the approval of such proposal. If your shares are not voted by your brokerage firm or nominee with respect to a particular proposal, or if you direct your proxy holder not to vote all or a portion of your shares with respect to a particular proposal, such shares will not be considered to be present at the meeting for purposes of considering such proposal. Thus, such shares will not be considered in determining whether such proposal is approved and will not affect the outcome of the vote on such proposal.

COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

THE COMPANY'S ACCOUNTANTS

     Arthur Andersen LLP has served as the independent accountants for the Company since 1996. It is anticipated that a representative from Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if so desired and will be available to respond to any appropriate questions. The Audit Committee will make its recommendation to the full Board for the selection of independent accountants for fiscal 2002 at the first meeting of the Board of Directors following the Annual Meeting.

                       BIOGRAPHICAL INFORMATION REGARDING
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of the Record Date, concerning each of the Company's directors and executive officers.

NAME                                                   AGE     POSITION
----                                                   ---     --------
H. Wayne Huizenga..................................    63      Chairman of the Board
Richard C. Rochon..................................    44      Vice Chairman of the Board and President
William M. Pierce..................................    50      Senior Vice President, Treasurer and Chief
                                                               Financial Officer
Richard L. Handley.................................    54      Senior Vice President, Secretary and
                                                               General Counsel
Steven M. Dauria...................................    40      Vice President and Corporate Controller
Steven R. Berrard..................................    47      Director
Dennis J. Callaghan................................    52      Director
Michael S. Egan....................................    61      Director
Harris W. Hudson...................................    58      Director
George D. Johnson, Jr..............................    59      Director
Henry Latimer......................................    63      Director

     H. Wayne Huizenga has been the Company's Chairman of the Board since September 1996. Mr. Huizenga has also served as Chairman of AutoNation, Inc. ("AutoNation"), which owns the nation's largest chain of franchised automotive dealerships, since August 1995. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation, Inc. Since May 1998, Mr. Huizenga has served as Chairman of the Board of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since January 1995, Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an owner and operator of extended stay lodging facilities. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc. ("NationsRent"), a national equipment rental company that markets products and services primarily to a broad range of construction and industrial customers. Since May 2000, Mr. Huizenga has been Vice Chairman of the Board of Zixit Corporation, which develops and markets products and services that enhance privacy, security and convenience over the Internet. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation ("ANC"), which owns and operates Alamo-Rent-A-Car, National Car Rental and CarTemps USA. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc. ("Waste Management"), which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns the Miami Dolphins and Pro Player Stadium, in South Florida. Mr. Huizenga is the brother-in-law of Harris W. Hudson.

     Richard C. Rochon has been a director of the Company since September 1996 and has served as the Company's Vice Chairman since April 1997. Mr. Rochon became President of the Company in April 1998. Mr. Rochon has also been the President of Huizenga Holdings, Inc. ("Huizenga Holdings"), a privately held diversified holding company controlled by Mr. Huizenga, since 1988. Prior to joining Huizenga Holdings, he was a certified public accountant at Coopers & Lybrand, an international public accounting firm. Mr. Rochon has also served as a director of Century Business Services, Inc., a provider of out-sourced business services, since October 1996.

     William M. Pierce has been the Company's Senior Vice President, Treasurer and Chief Financial Officer since March 1997. From January 1990 to March 1997, Mr. Pierce served as an officer of Huizenga Holdings and as the chief financial officer and a director of numerous other private companies owned by Mr. Huizenga. From April 1979 to December 1989, Mr. Pierce held Controller and General Manager positions for Sky Chefs, a food and retail service subsidiary of American Airlines. Mr. Pierce also served as Vice Chairman of the Broward County Tourism Development Council for a multi-year term ending in 1990.

     Richard L. Handley has been the Company's Senior Vice President, Secretary and General Counsel since May 1997. Prior to joining the Company, Mr. Handley served as Senior Vice President and the General Counsel of AutoNation from October 1995 to May 1997. Prior to joining AutoNation in October 1995, Mr. Handley held various positions in the environmental services sector, including a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry, Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, and various legal positions with affiliates of Waste Management. Prior to joining Waste Management, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     Steven M. Dauria has been a Vice President of the Company since September 1996 and its Corporate Controller since March 1997. Mr. Dauria served as the Company's Chief Financial Officer from September 1996 to March 1997. Prior to its initial public offering, Mr. Dauria served in various financial capacities with the Company including as Director of Finance and Administration and Chief Financial Officer from July 1994 to July 1996. Mr. Dauria served as the Controller of the Florida Marlins, a major league baseball franchise ("MLB Franchise"), from December 1993 to July 1994. Prior to that, Mr. Dauria served as the Controller of the New York Yankees, a MLB Franchise, from November 1991 to December 1993, and was previously associated with Time Warner, Inc. and Coopers & Lybrand.

     Steven R. Berrard has been a director of the Company since September 1996. He has served as a member of the Board of Directors of Gerald Stevens, Inc., a leading integrated retailer and marketer of flowers, plants and complementary gifts and decorative accessories, since May 1999 and as Chairman of the Board since October 1999. In 1997, Mr. Berrard co-founded New River Capital Partners, a private equity firm with an investment strategy focused on branded specialty retail, e-commerce and education, and he controls New River Capital's managing general partner. Mr. Berrard served as Co-Chief Executive Officer of AutoNation from October 1996 until September 1999. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. From January 1993 to September 1994, Mr. Berrard served as President and Chief Operating Officer of Blockbuster. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer, and he became a director of Blockbuster in May 1989. In addition, Mr. Berrard served as President and Chief Executive Officer and as a director of Spelling Entertainment Group Inc., a television and film entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard also serves as a director of Birmingham Steel Corporation, a steel producer.

     Dennis J. Callaghan has been a director of the Company since July 1997. Prior to July 1997, Mr. Callaghan was an affiliate of the Boca Raton Resort and Club and was appointed to the Company's Board of Directors in connection with the Company's acquisition of the property. Since 1990, Mr. Callaghan has been President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad.

     Michael S. Egan has been a director of the Company since April 1997. Mr. Egan has served as the controlling investor of Dancing Bear Investments, Inc., a privately held investment company, since 1996. Mr. Egan has also served as the Chairman of ANC since June 2000 and as its Chief Executive Officer since January 2001. From 1986 to 1996, he was the majority owner and Chairman of Alamo Rent-A-Car, Inc., now a subsidiary of ANC. Mr. Egan is also Chairman and Chief Executive Officer of Certified Vacations, a wholesale tour operator. Mr. Egan entered the car rental business with Olins Rent-A-Car, where he held various positions, including President. Before acquiring Alamo, Mr. Egan held various administrative positions at Yale University and administrative and teaching positions at the University of Massachusetts at Amherst. Mr. Egan is a graduate of Cornell University, where he received a Bachelor's degree in Hotel Administration.

     Harris W. Hudson has been a director of the Company since September 1996. Since August 1995, Mr. Hudson has served as a director of AutoNation and since October 1996 as its Vice Chairman. Since May 1998, Mr. Hudson has served as Vice Chairman of Republic Services. Since June 1998, Mr. Hudson has served as a director of NationsRent. From August 1995 until October 1996, Mr. Hudson served as President of AutoNation. From May 1995 until August 1995, Mr. Hudson served as a consultant to AutoNation. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by AutoNation in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     George D. Johnson, Jr. has been a director of the Company since September 1996. Since January 1995, Mr. Johnson has served as President, Chief Executive Officer and a director of Extended Stay. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Divisions, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson also serves as a director of AutoNation and Duke Energy Corporation, a global energy company with business in electric operations, energy transmission, energy services and diversified operations.

     Henry Latimer has been a director of the Company since August 1997. Since March 2001, Mr. Latimer has been a member of Greenberg Traurig LLP, practicing in their Fort Lauderdale, Florida law office. From 1994 until March 2001, Mr. Latimer was the Managing Member of the Fort Lauderdale office of the law firm of Eckert Seamans Cherin & Mellot. From 1983 to 1994, Mr. Latimer was a partner in the Miami office of the law firm of Fine Jacobson Schwartz Nash & Block, where he served as Chairman of its Management Committee from 1993 to 1994. Prior to joining that firm, Mr. Latimer served as a circuit judge for the 17th Judicial Circuit in and for Broward County, Florida.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during the fiscal year ended June 30, 2001. The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has established an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee to assist it in carrying out its duties. All directors were present for each meeting of the Board of Directors, or committees thereof, except for Ezzat S. Coutry, who is not standing for re-election and who was not present for one Board of Director meeting and one Audit Committee meeting.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Messrs. Huizenga and Rochon, with Mr. Huizenga serving as Chairman. During the year ended June 30, 2001, the Executive Committee held three meetings (including actions taken by written consent), and met informally throughout the year. The Executive Committee has the authority to approve, on behalf of the entire Board of Directors, by vote at a duly convened meeting of the Executive Committee, or by unanimous written consent, (a) any acquisition including any acquisition of property, or the securities and/or assets and business of any industry not involving more than $10 million in cash, securities or other consideration, and (b) any borrowing, guarantees or other transactions of the Company not involving more than $10 million in cash, securities or other consideration.

NOMINATING COMMITTEE

     The Nominating Committee, which was established in September 2001, consists of Messrs. Johnson and Egan, with Mr. Egan serving as Chairman. The Nominating Committee recommends to the Board criteria regarding the composition and size of the Board, reviews the qualifications of director candidates and recommends candidates to the Board. Although the Nominating Committee has not established formal procedures for the submission of stockholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names and other pertinent information in writing to: Mr. Michael Egan, Chairman of the Nominating Committee, Boca Resorts, Inc., c/o corporate office, 501 East Camino Real, Boca Raton, Florida 33432.

AUDIT COMMITTEE

     The Audit Committee, which met twice during the year ended June 30, 2001, consisted of Messrs. Latimer, Coutry and Berrard, with Mr. Berrard serving as Chairman. Mr. Coutry, who is not standing for re-election to the Company's Board of Directors, delivered together with Messrs. Latimer and Berrard, the accompanying Audit Committee Report.

     The Audit Committee's responsibilities include (a) recommending to the full Board of Directors the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors and (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls.

     The Board of Directors adopted an updated charter for the Audit Committee in order to address new rules recently adopted by the Securities and Exchange Commission and The New York Stock Exchange with respect to auditor independence and appropriate qualifications of audit committee members. The full text of the charter for the Audit Committee is set forth as Exhibit A to this Proxy Statement. All members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

AUDIT COMMITTEE REPORT

     Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company's financial reporting and audit processes, system of internal controls and ethical behavior. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. We also monitor the preparation by management of the Company's quarterly and annual financial statements. The independent auditors, who are recommended to the Board by us, are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States. We also are responsible for reviewing the scope of audit services in conjunction with management and the auditor and discussing with the auditor any relationships or services that may impact the objectivity and independence of the auditor.

     In fulfilling our oversight role, we met and held discussions with the Company's management and auditors. Management advised us that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and the auditors. We discussed privately with the auditors matters deemed significant by the auditors, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The auditors also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the auditors matters relating to their independence and considered whether their provision of non-audit services is compatible with their independence.

     Based on our review with management and the auditors of the Company's audited consolidated financial statements and the auditors' report on such financial statements, and based on the discussions described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                          Steven R. Berrard,
                                          Ezzat S. Coutry
                                          and Henry Latimer
                                          As Members of the Audit Committee

AUDIT FEES

     During the year ended June 30, 2001, the Company paid the following amounts to Arthur Andersen LLP (or was billed) in connection with audit and other services:

Audit Fees..................................................  $281,500
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees:
  Tax Compliance............................................   278,000
  Tax Consulting............................................    45,310
  Benefit Plan Audits.......................................    35,000
  Other.....................................................   268,227
                                                              --------
          Total.............................................  $908,037
                                                              ========

     During fiscal 2001, Arthur Andersen LLP was engaged to perform certain non-audit services, including tax consulting on the Company's discontinued operations, tax compliance services, employee benefit plan audits and review of certain technology environments. In these situations, the Audit Committee and management considered whether Arthur Andersen LLP could provide the necessary services without affecting independence.

COMPENSATION COMMITTEE

     The Compensation Committee, which met twice during the year ended June 30, 2001 (including actions taken by written consent), consists of Messrs. Egan and Johnson, with Mr. Egan serving as Chairman. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and is responsible for administering the Stock Option Plan.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company do not receive additional compensation for serving on the Board of Directors. The Company's current policy provides that each non-employee director receive, upon such person's initial election as a director, an option under the Stock Option Plan to acquire, at the then fair market value, 25,000 shares of Class A Common Stock and, subject to certain limitations, an annual option under the Stock Option Plan to acquire additional shares of Class A Common Stock at each annual meeting of the Company's stockholders at which such director is re-elected or remains a director. The Stock Option Plan provides that options granted thereunder vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. The Company also reimburses directors for out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committees thereof. The Board of Directors will periodically review and may revise the compensation policies for non-employee directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth remuneration paid or accrued by the Company and its subsidiaries during the fiscal years ended June 30, 2001, 2000 and 1999 to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company and its subsidiaries, other than the Chief Executive Officer, who received salary and bonus which combined equaled greater than $100,000 (together, the "Named Executive Officers"), for services in all capacities while they were employees of the Company or its subsidiaries, and the capacities in which the services were rendered.

                                                                                                         LONG-TERM
                                                                                                        COMPENSATION
                                                                                                       --------------
                                                                                                         SECURITIES
                                                                                                         UNDERLYING
                                                                         ANNUAL COMPENSATION             OPTIONS TO
                                                                  ----------------------------------      PURCHASE
                                                                                        OTHER ANNUAL   CLASS A COMMON
NAME AND PRINCIPAL POSITION                         FISCAL YEAR    SALARY     BONUS     COMPENSATION       STOCK
---------------------------                         -----------   --------   --------   ------------   --------------
H. Wayne Huizenga.................................     2001             --         --          --      350,000 shares
  Chairman of the Board                                2000             --         --          --                  --
                                                       1999             --         --          --      350,000 shares
William M. Pierce.................................     2001       $250,000         --     $15,685(1)    50,000 shares
  Senior Vice President, Treasurer                     2000       $250,000         --     $ 8,337(1)    50,000 shares
    and Chief Financial Officer                        1999       $210,000         --     $ 8,337(1)    50,000 shares
Richard L. Handley................................     2001       $200,000         --     $18,863(1)    50,000 shares
  Senior Vice President, Secretary and                 2000       $200,000         --     $13,435(1)    50,000 shares
    General Counsel                                    1999       $200,000         --     $13,435(1)    50,000 shares
Michael F. Glennie(2).............................     2001       $475,000   $100,000(2)  $57,881(2)    75,000 shares
  Senior Vice President, Resort                        2000       $350,000   $225,000(2)  $57,825(2)    75,000 shares
    Operations                                         1999             --         --          --                  --
Steven M. Dauria..................................     2001       $200,000         --     $18,491(1)    20,000 shares
  Vice President and Corporate                         2000       $180,000         --     $10,979(1)    20,000 shares
    Controller                                         1999       $160,000         --     $10,979(1)    20,000 shares

---------------

(1) Comprised of insurance premiums paid by the Company on behalf of these employees.
(2) Mr. Glennie resigned in his capacity as Senior Vice President, Resort Operations effective September 2001. Bonuses awarded to him were contingent upon the Boca Raton Resort and Club achieving certain profit and cash flow levels. Other annual compensation is comprised of insurance premiums paid by the Company, contributions to his retirement fund and the annual leased value of an automobile made available to him.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options made during the fiscal year ended June 30, 2001 to the Named Executive Officers.

                                                                                                        POTENTIAL REALIZABLE
                                                                 % OF TOTAL                               VALUE AT ASSUMED
                                                  NUMBER OF        OPTIONS                              ANNUAL RATES OF STOCK
                                                  SECURITIES     GRANTED TO                              PRICE APPRECIATION
                                                  UNDERLYING      EMPLOYEES                              FOR OPTION TERM(2)
                                                   OPTIONS           IN        EXERCISE   EXPIRATION   -----------------------
NAME                                              GRANTED(1)     FISCAL YEAR    PRICE        DATE          5%          10%
----                                            --------------   -----------   --------   ----------   ----------   ----------
H. Wayne Huizenga.............................  350,000 shares      33.7%       $13.69     11/02/10    $1,032,410   $2,223,329
  Chairman of the Board
William M. Pierce.............................   50,000 shares       4.8%       $13.69     11/02/10    $  147,487   $  317,618
  Senior Vice President,
    Treasurer and Chief Financial Officer
Richard L. Handley............................   50,000 shares       4.8%       $13.69     11/02/10    $  147,487   $  317,618
  Senior Vice President,
    Secretary and General Counsel
Michael F. Glennie............................   75,000 shares       7.2%       $13.69     11/02/10    $  221,231   $  476,428
  Senior Vice President,
    Resort Operations
Steven M. Dauria..............................   20,000 shares       1.9%       $13.69     11/02/10    $   58,995   $  127,047
  Vice President and Corporate Controller

---------------

(1) These options become exercisable in four equal annual installments commencing on November 2, 2002.
(2) As required by the rules promulgated by the Securities and Exchange Commission (the "SEC"), potential realizable values are based on the prescribed assumption that the Company's Class A Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Class A Common Stock.

FISCAL YEAR-END OPTION VALUE TABLE

                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT JUNE 30, 2001              JUNE 30, 2001
                                                              -------------------------------   ---------------------------
NAME                                                           EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                                          --------------   --------------   -----------   -------------
H. Wayne Huizenga...........................................  537,500 shares   612,500 shares   $1,421,063     $1,312,938
Chairman of the Board
William M. Pierce...........................................  130,000 shares   125,000 shares   $  221,338     $  374,313
  Senior Vice President, Treasurer and Chief Financial
    Officer
Richard L. Handley..........................................  138,600 shares   125,000 shares   $  197,688     $  374,313
  Senior Vice President, Secretary and General Counsel
Michael F. Glennie..........................................  133,750 shares   176,250 shares   $  296,531     $  561,469
  Senior Vice President, Resort Operations
Steven M. Dauria............................................   53,000 shares    50,000 shares   $  187,865     $  149,725
  Vice President and Corporate Controller

STOCK OPTION PLAN

     The Stock Option Plan is designed as a means to attract, retain and motivate key employees and directors. The Compensation Committee is currently responsible for administering and interpreting the Stock Option Plan.

     Options are granted under the Stock Option Plan on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of the options cannot be less than the fair market value of the Class A Common Stock on the date of grant. Each option is for a term of not less than five years nor more than ten years, as determined by the Compensation Committee. The Stock Option Plan provides that options granted thereunder vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. However, in the event of a change of control (as such term is defined in the Stock Option Plan), all outstanding options become immediately exercisable. Options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution.

     As of September 11, 2001, the Company had granted, net of cancellations, options to purchase an aggregate of 6,258,898 shares of the Class A Common Stock with exercise prices ranging from $9.31 per share to $26.38 per share, leaving 1,241,102 options available for future grants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of two outside (non-management) directors of the Company. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

     The Company's executive compensation program is designed to align compensation with the Company's business strategy, values and management initiatives. Historically, the components of the Company's compensation program for executive officers have included base compensation and stock options.

  Base Compensation

     The Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization.

  Stock Options

     Stock options align the interests of employees and stockholders by providing value to the employee when the stock price increases. All options are granted at 100% of the fair market value of the Class A Common Stock on the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the Stock Option Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the Section 162(m) deduction limits.

COMPENSATION OF CHAIRMAN

     Mr. Huizenga, who has been the Chairman of the Board since September 1996, is not paid a cash salary or bonus. He was awarded stock options entitling him to purchase 350,000 shares of Class A Common Stock exercisable at a price of $13.69 during the year ending June 30, 2001, but declined a similar award of stock options during the year ended June 30, 2000. Stock option awards are made at the discretion of the Compensation Committee and are contingent upon achieving a number of performance objectives including growth in the Company's Class A Common Stock price, revenue, pre-tax income and return on equity. Each performance objective was met during the year ended June 30, 2001. Pro forma revenue (excluding the Arizona Biltmore Resort & Spa which was sold in December 2000 and the Entertainment and Sports Business which was sold in July 2001) increased $21.6 million or 8% for the year ended June 30, 2001 compared to the year ended June 30, 2000. Pro forma pre-tax income from continuing operations increased $6.1 million or 23% over the same periods. The Compensation Committee believes that tying Mr. Huizenga's remuneration to the performance of the Class A Common Stock will enhance the long-term performance and stability of the Company.

                                          Michael S. Egan
                                          and George D. Johnson, Jr.
                                          As Members of the Compensation
                                          Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee consists of Messrs. Egan and Johnson. No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the year ended June 30, 2001 or was formerly an officer of the Company or of any of its subsidiaries. During the fiscal year ended June 30, 2001, none of the executive officers of the Company served on the compensation committee of any other entity, any of whose directors or executive officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company. During the fiscal year ended June 30, 2001, Mr. Huizenga served as a director of Extended Stay and AutoNation, during which time Mr. Johnson served as an executive officer of Extended Stay and Mr. Hudson served as an executive officer of AutoNation.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns on the Class A Common Stock, based on the market price of Class A Common Stock from November 13, 1996, the date of the pricing of the Company's initial public offering (the "IPO") through June 30, 2001, with the cumulative total return of each of (a) the S&P 500 Index and (b) a peer group consisting of Four Seasons Hotels, Inc., Marriott International, Inc., American Skiing Company, Sun International Hotels, Ltd. and Vail Resorts, Inc. (the "Peer Group"). While the Peer Group consists of high-end resort and hotel companies, the Company believes that there is no publicly traded entity which is truly comparable to the Company, due to the diversity of the Company's revenues and the unique nature of its assets. The graph assumes that the value of the investment in the Class A Common Stock and in each index was $100 at November 13, 1996 and that all dividends were reinvested. The graph lines connect quarter-end dates and do not reflect fluctuations between those dates.

                            CUMULATIVE TOTAL RETURN
              BASED ON AN INVESTMENT OF $100 ON NOVEMBER 13, 1996

                                                   BOCA RESORTS, INC.             S&P 500 INDEX                PEER GROUP
                                                   ------------------             -------------                ----------
November 13, 1996                                        100.00                      100.00                      100.00
December 31, 1996                                        172.50                      102.68                      100.00
March 31, 1997                                           271.25                      105.43                      100.00
June 30, 1997                                            242.50                      123.84                      122.12
September 30, 1997                                       263.55                      113.33                      114.68
December 31, 1997                                        192.95                      116.59                      110.47
March 31, 1998                                           248.88                      132.85                      135.30
June 30, 1998                                            220.22                      137.24                      122.17
September 30, 1998                                       120.94                      123.58                       89.11
December 31, 1998                                        104.17                      149.90                      108.64
March 31, 1999                                            86.69                      157.37                      116.97
June 30, 1999                                            119.55                      168.46                      132.19
September 30, 1999                                       117.45                      157.94                      112.54
December 31, 1999                                        109.06                      181.45                      112.16
March 31, 2000                                            95.78                      185.61                      108.58
June 30, 2000                                            110.46                      180.68                      126.09
September 30, 2000                                       123.04                      178.93                      131.52
December 31, 2000                                        160.79                      164.93                      146.05
March 31, 2001                                           129.75                      145.37                      137.53
June 30, 2001                                            164.76                      153.88                      156.52

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, THE AUDIT COMMITTEE REPORT AND THE PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED SOLICITING MATERIAL OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SEC BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                              CERTAIN TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among the Company and certain related parties. It is the Company's policy to enter into any such transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on management's experience and the terms of the Company's transactions with unaffiliated parties, it is management's belief that all of the transactions described below involving the Company met that standard at the time such transactions were effected.

     The Company pays a management fee to Huizenga Holdings, Inc., a corporation whose sole shareholder is the Company's Chief Executive Officer and Chairman, H. Wayne Huizenga, equal to 1% of total revenue, excluding all NHL national television revenue, enterprise rights and expansion fees. Pursuant to the agreement, Huizenga Holdings, Inc. primarily provides certain administrative, financing, tax, investor relations and strategy related services to the Company. The Company incurred management fees of approximately $3.7 million, $4.1 million and $3.9 million for the years ended June 30, 2001, 2000 and 1999, respectively.

     The Company paid Callaghan & Partners, Ltd. $448,000, $501,000 and $1.0 million for construction and development services during the years ended June 30, 2001, 2000 and 1999, respectively. The Company is obligated to pay Callaghan & Partners, Ltd. 1.5% of the budgeted construction and development cost of certain approved projects. As of June 30, 2001, unpaid amounts associated with such approved projects totaled $326,000. Dennis J. Callaghan, a director of the Company, is President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad.

     Until June 30, 2000, Leisure Management International, Inc. ("LMI"), an entity that was 50% owned by Mr. Huizenga, managed the Miami Arena under a management agreement with Decoma Miami Associates, Ltd., a company in which the Company owns a 78% interest ("Decoma"). Under the management agreement, LMI received from Decoma management fees of approximately $142,000 and $150,000 for the years ended June 30, 2000 and 1999, respectively. On June 30, 2000, Decoma's contract with the Miami Sports and Exhibition Authority ("MSEA") was terminated and the Company was paid a termination fee by MSEA of $10.5 million. Following termination of Decoma's contract with MSEA, Decoma terminated its agreement with LMI and paid LMI a termination fee of $400,000. The Company also entered into an agreement with LMI to manage the National Car Rental Center, home of the Florida Panthers Hockey Club (which was sold by the Company in July 2001), and incurred management fees of approximately $205,000 and $200,000 for the years ended June 30, 2000 and 1999, respectively. Mr. Huizenga disposed of his interest in LMI's ongoing operations in March 2000.

     The Florida Panthers Hockey Club had a contract with SportsChannel Florida, a Florida limited partnership, 70% of which was owned by Mr. Huizenga until January 2000, when such entity was sold. Under the terms of the contract, the club granted local television broadcast and pay television rights, exclusively to SportsChannel Florida. Aggregate payments by SportsChannel Florida totaled $5.5 million ($2.5 million of which was paid before SportsChannel Florida was sold to the unrelated party) for the year ended June 30, 2000 and $3.1 million for the year ended June 30, 1999.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than five percent of the Class A Common Stock, to file with the SEC initial reports of ownership and reports of change in ownership of the Class A Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filings with respect to the Company's fiscal year ended June 30, 2001 were timely made.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including shares which the named individuals have the right to acquire within 60 days upon the exercise of outstanding options and exercise of exchange rights) as of September 11, 2001, by (a) each person known to own beneficially more than 5% of the Class A Common Stock, (b) each of the Company's directors, (c) each of the Company's executive officers and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of the designated party is located at 501 East Camino Real, Boca Raton, Florida 33432, the Company's principal business address.

                                                                    OPTIONS        TOTAL
                                                                  EXERCISABLE      SHARES         (1)
                                                      COMMON       WITHIN 60    BENEFICIALLY    PERCENT
                                                      STOCK          DAYS          OWNED       OWNERSHIP
                                                   ------------   -----------   ------------   ---------
H. Wayne Huizenga(2).............................   6,785,796        625,000      7,410,796      18.3%
Richard C. Rochon(3).............................     870,162        337,500      1,207,662       3.0%
William M. Pierce(4).............................      92,545        142,500        235,045         *
Richard L. Handley...............................      15,000        151,100        166,100         *
Steven M. Dauria.................................      10,000         58,000         68,000         *
Steven R. Berrard(5).............................     603,822         57,500        661,322       1.7%
Dennis J. Callaghan..............................     185,314        320,000        505,314       1.3%
Michael S. Egan(6)...............................     110,200         57,500        167,700         *
Harris W. Hudson(7)..............................     391,000         57,500        448,500       1.1%
George D. Johnson, Jr.(8)........................     839,848         57,500        897,348       2.3%
Henry Latimer....................................          --         57,500         57,500         *
All directors and executive officers as a group
  (11 persons)...................................   9,903,687      1,921,600     11,825,287      28.3%
H. Wayne Huizenga, Jr............................   3,243,214         25,750      3,268,964       8.2%
  450 East Las Olas Blvd
  Fort Lauderdale, Florida 33301(9)
Blavin & Company, Inc. ..........................   2,360,350             --      2,360,350       5.9%
  8800 North Gainey Center Drive, Suite 260
  Scottsdale, Arizona 85258(10)
Dimensional Fund Advisors, Inc. .................   2,259,400             --      2,259,400       5.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401(11)
Cascade Investment, L.L.C. ......................   2,047,704             --      2,047,704       5.1%
  2365 Carillon Point
  Kirkland, Washington 98033(12)

---------------

  * Less than one percent (1%).

 (1) The denominator used to calculate percent of beneficial ownership for each named stockholder is based on 39,838,392 shares of Common Stock outstanding at September 11, 2001, plus those shares issuable within 60 days upon exercise of any options that are held by the applicable stockholder.
 (2) The aggregate number of shares of Common Stock owned by Mr. Huizenga includes (a) 6,033,494 shares of Class A Common Stock owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (b) 397,202 shares owned directly by Mr. Huizenga, (c) 100,100 shares owned by Mr. Huizenga's wife and 255,000 shares of Class B Common Stock, which are all the shares of Class B Common Stock issued and outstanding. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
 (3) The aggregate number of shares of Class A Common Stock owned by Mr. Rochon consists of 870,162 shares owned by Weezor I Limited Partnership, a Nevada limited partnership controlled by Mr. Rochon.

 (4) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Pierce consists of 92,500 shares owned directly by Mr. Pierce and 45 shares owned by members of Mr. Pierce's immediate family living in the same household as Mr. Pierce.
 (5) The aggregate number of shares of Class A Common Stock owned by Mr. Berrard consists of 603,822 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard.
 (6) The aggregate number of shares of Class A Common Stock owned by Mr. Egan consists of 110,000 shares owned directly by Mr. Egan and 200 shares owned by a member of Mr. Egan's family living in the same household as Mr. Egan.
 (7) The aggregate number of shares of Class A Common Stock owned by Mr. Hudson consists of 300,000 shares owned by the Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson and 91,000 shares owned directly by Mr. Hudson.
 (8) The aggregate number of shares of Class A Common Stock owned by Mr. Johnson consists of (a) 818,848 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Johnson, (b) 15,000 shares owned by Mr. Johnson's wife, (c) 3,000 shares owned by the GD Johnson III ESA Trust and (d) 3,000 shares owned by the SP Johnson ESA Trust.
 (9) The number of shares of Common Stock beneficially owned by H. Wayne Huizenga, Jr., son of Mr. Huizenga, is based upon a review of the Schedule 13G/A filed on February 14, 2001.
(10) The number of shares of Common Stock beneficially owned by Blavin & Company, Inc. is based upon a review of the Schedule 13G filed on January 24, 2001.
(11) The number of shares of Common Stock beneficially owned by Dimensional Fund Advisors, Inc. is based upon a review of the Schedule 13G filed on February 2, 2001.
(12) The number of shares of Common Stock beneficially owned by Cascade Investment, L.L.C is based upon a review of the Schedule 13D filed on October 12, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the Board of Directors shall consist of one or more members, the exact number of which may be determined from time to time by the Company's stockholders or the Board of Directors. On September 5, 2001 the Board of Directors nominated all of its then present members for re-election as directors for a term expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each has been elected and qualified, except for Ezzat S. Coutry who is not standing for re-election. All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holders to vote for the nominees listed below. The confirmed nominees for the Board of Directors for the term expiring at the Company's 2002 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified are as follows:

              Steven R. Berrard
              Dennis J. Callaghan
              Michael S. Egan
              Harris W. Hudson
              H. Wayne Huizenga
              George D. Johnson, Jr.
              Henry Latimer
              Richard C. Rochon

     Biographical information relating to each of these nominees for director appears under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED (OR INTERNET AND TELEPHONE VOTING FOR REGISTERED HOLDERS OF COMMON STOCK) WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             STOCKHOLDER PROPOSALS

     In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 2002 Annual Meeting of Stockholders must do so no later than May 24, 2002, which represents 120 calendar days before September 21 (the date of this proxy statement). Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices.

     In addition, the Company's bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation).

     The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder. In addition, (a) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (b) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interests of the Company. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.

                                          By order of the Board of Directors,

                                          /s/ RICHARD L. HANDLEY
                                          Richard L. Handley
                                          Senior Vice President,
                                          Secretary and General Counsel

Boca Raton, Florida
September 21, 2001

                                                                       EXHIBIT A

                               BOCA RESORTS INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is a committee of the Board of Directors. The primary function of the Audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board of Directors have established, and the audit process. The independent auditor is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement.)

     The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Each member of the Audit Committee shall meet the independence requirements set forth in Rule 303.01
(B)(3) (or qualify for an exemption under Rule 302(D)) of the New York Stock Exchange Listing Standards, as applicable, and as may be modified or supplemented. Each member of the Audit Committee shall be financially literate, as determined by the Corporation's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment.

     The Board of Directors shall elect the members of the Audit Committee. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board of Directors.

CONTINUOUS ACTIVITIES -- GENERAL

     The Audit Committee shall:

     1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

     2. Meet two times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     3. Confirm and assure the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee must:

        (a) Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Corporation. This statement must comply with Independence Standards Board Standard No. 1, as may be modified or supplemented;

        (b) Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

        (c) Recommend that the Board of Directors take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

     4. Instruct the independent auditor that the Board of Directors and the Audit Committee are the independent auditor's clients.

     5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     6.  Consider and review with the independent auditor:

        (a) The adequacy of the Company's internal controls including computerized information system controls and security; and

        (b) Related findings and recommendations of the independent auditor together with management's responses.

     7.  Consider and review with management and the independent auditor:

        (a) Significant findings during the year, including the status of previous audit recommendations;

        (b) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

     8. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

     9. Review/assess and approve significant conflict-of-interest and related-party transactions, as well as current violations of company policy, if any.

     10.  Assess the performance of the Audit Committee through the following:

        (a) Solicit informal feedback from the Board of Directors, President, CFO, and independent auditors on specific opportunities to improve overall Audit Committee effectiveness;

        (b) Assess the contribution and performance of individual committee members (this should be done periodically by the committee chair) for review with the Chairman of the Board of Directors and the President;

        (c) Consult with independent auditors and others on how audit committee best practices relate to current Audit Committee practices, and institute appropriate change;

        (d) Report periodically to the Board of Directors on significant results of the foregoing activities; and

        (e) Complete a self-assessment process at least every two years and review the results with the Board of Directors, top management and independent auditors.

     11. Set guidelines for Audit Committee education and orientation to assure understanding of the business and the environment in which the company operates through the following:

NEW MEMBERS

        (a) Meet with Audit Committee Chair and jointly agree on specific orientation and education needs;

        (b) Receive tailored information about the Company's:

           - business and industry;

           - key business and financial risks and risk control processes;

           - important legal and regulatory requirements; and

           - code of ethical conduct;

        (c) Meet with President/CFO and, as necessary, independent auditors, to get the background on key business and financial risks, accounting principles, and other relevant matters.

ALL MEMBERS

        (a) Routinely receive highly focused information about:

           - important, relevant industry issues, developments and trends;

           - key financial and other performance indicators;

           - significant and relevant proposed changes in financial reporting and regulatory requirements; and

           - other ongoing business risk matters as determined by the Audit Committee;

     12. Report periodically to the Board of Directors on significant results of the foregoing activities.

CONTINUOUS ACTIVITIES -- RE: REPORTING -- SPECIFIC POLICIES

     1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

        (a) Selection of new or changes to accounting policies;

        (b) Estimates, judgments, and uncertainties;

        (c) Unusual transactions;

        (d) Accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they were recorded.

     2. Ensure that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     3. Inquire as to the independent auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles, the consistency of the Company's accounting policies, and the clarity and completeness of the Company's financial statements and related disclosure practices used or proposed to be adopted by management in connection with the independent auditors review of interim and audit of annual financial statements prior to filing its Form 10-Q and 10-K respectively. Involve, as appropriate, members of management including the President, CFO and legal counsel in the quarterly discussions.

     4. Determine, with regard to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

     5. Set guidelines for monitoring compliance with SEC Staff Accounting Bulletin ("SAB") No. 99 -- Materiality, SAB No. 101 -- Revenue Recognition and other SABs as released or become applicable to the company:

        (a) Consider the SABs in the discussion of the quality, not just the acceptability, of the Company's accounting principles with management and the independent auditors;

        (b) Review and approve all unrecorded adjustments to the Company's financial statements that were identified by either management or the independent auditors. Ensure that the requirements of SAB No. 99 have been met. Consult with legal counsel as necessary; and

        (c) Discuss with management and the independent auditors:

           - The implications of each SAB to the Company;

           - The control processes in place at the Company to ensure compliance with each SAB;

           - The audit approach used by the independent auditors to test the Company's control processes; and

           - For each recorded and each unrecorded adjustment, the business and financial reporting risks and/or control process deficiencies that gave rise to the adjustment.

SCHEDULED ACTIVITIES

     1. Recommend the selection of the independent auditor for approval by the Board of Directors, approve the compensation of the independent auditor and review and approve the discharge of the independent auditor.

     2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

     3. Review with management and the independent auditor the results of annual audits and related comments in consultation with other committees as deemed appropriate including:

        (a) The Company's audited annual financial statements and related footnotes;

        (b) The independent auditor's audit of, and report on the financial statements;

        (c) Any significant changes required in the independent auditor's audit plans;

        (d) Any difficulties or disputes with management encountered during the course of the audit; and

        (e) Other matters related to the conduct of the audit that are to be communicated to the Audit committee under Generally Accepted Auditing Standards.

     4. Review annual filings with the SEC and other published documents containing the Company's financial statements and consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filing with the SEC.

     5. Review the interim financial reports with management and the independent auditor before those interim reports are released to the public or filed with the SEC or other regulators.

     6. Disclose in the Company's annual proxy statement whether all members of the Audit Committee are independent. Also disclose that the Audit Committee is governed by a written charter and include a copy of the charter in the proxy at least once every three years.

     7. Include a report in the Company's annual proxy statement stating whether:

        (a) The Audit Committee reviewed and discussed the audited financial statements with management;

        (b) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communications with Audit Committees and SAS 90, Audit Committee Communication, an amendment to SAS 61 (as set forth in Article IV hereof), as may be modified or supplemented;

        (c) The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence; and

        (d) Based on the review and discussions referred to in paragraphs 9(a) through 9(c), the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     8. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board of Directors to recommend the appointment of the independent auditor.

     9. Set guidelines for review of stock exchange certifications and SEC proxy statement disclosure requirements related to the Audit Committee.

     10. Review and update the Audit Committee Charter annually.

"WHEN NECESSARY" ACTIVITIES

     1. Review and approve requests for any management consulting engagement to be performed by the independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     2. Review periodically with general counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

     3. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation or in discharging its responsibilities.

     4. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                               BOCA RESORTS, INC.
                              501 East Camino Real
                           BOCA RATON, FLORIDA 33432

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of BOCA RESORTS, INC., a Delaware corporation (the "Company"), hereby appoints WILLIAM M. PIERCE and RICHARD L. HANDLEY, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock and Class B Common Stock (collectively, "Common Stock") of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., Eastern Standard Time, on November 5, 2001, at the Museum of Art, William and Norma Horvitz Auditorium, One East Las Olas Blvd., Fort Lauderdale, Florida 33301, and at all adjournments or postponements thereof, with authority to vote said Common Stock on the matters set forth on the reverse side.

         The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder, who shall be entitled to the vote corresponding to each share of Class A Common Stock and Class B Common Stock held by such stockholder.

                  (continued and to be signed on reverse side)


VOTE BY TELEPHONE                           VOTE BY INTERNET

IT'S FAST, CONVENIENT AND IMMEDIATE!        IT'S FAST, CONVENIENT AND YOUR VOTE
CALL TOLL-FREE ON A TOUCH-TONE PHONE        IS IMMEDIATELY CONFIRMED AND POSTED.
1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:               FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT    1. READ THE ACCOMPANYING PROXY
   AND PROXY CARD.                             STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).            HTTP://WWW.EPROXYVOTE.COM/RST

3. ENTER YOUR 14-DIGIT CONTROL NUMBER       3. ENTER YOUR 14-DIGIT CONTROL
   LOCATED ON YOUR PROXY CARD ABOVE            NUMBER LOCATED ON YOUR PROXY CARD
   YOUR NAME.                                  ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.        4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                     YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                GO TO HTTP://WWW.EPROXYVOTE.COM/RST
                                            ANYTIME!

   DO NOTE RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

        The Board of Directors recommends a vote FOR the following proposals:

     1. To elect as directors of Boca Resorts, Inc. (the "Company") all of the following nominees:

         Nominees: (01) Steven R. Berrard, (02) Dennis J. Callaghan,
         (03) Michael S. Egan, (04) Harris W. Hudson, (05) H. Wayne Huizenga, (06) George D. Johnson, Jr., (07) Henry Latimer and
         (08) Richard C. Rochon.

               [ ] FOR ALL NOMINEES          [ ] WITHHELD FROM ALL NOMINEES

      [ ]  FOR all nominees except as noted:

      --------------------------------------------

     2. In their judgment, the proxies are authorized to vote upon such other business as may be properly brought before the Annual Meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.


                                        PLEASE MARK, DATE, SIGN AND RETURN USING
                                        THE ENCLOSED ENVELOPE. YOUR PROMPT
                                        ATTENTION WILL BE APPRECIATED.

                                        PLEASE SIGN YOUR NAME EXACTLY AS IT
                                        APPEARS ON THE LEFT. EXECUTORS,
                                        ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                        ATTORNEYS AND AGENTS SHOULD GIVE THEIR
                                        FULL TITLES AND SUBMIT EVIDENCE OF
                                        APPOINTMENT UNLESS PREVIOUSLY FURNISHED
                                        TO THE COMPANY OR ITS TRANSFER AGENT.
                                        ALL JOINT OWNERS SHOULD SIGN.



   Date:

    -------------------------------------------- , 2001


    --------------------------------------------
    (Signature)


    --------------------------------------------
    (Signature)